Exhibit 99.1

NET TALK.COM, INC. Procures $5 Million in Additional Funding

New Financial Backing to Support Further Business Expansion and Product Development into the Ever-Growing VOIP/Telecommunications Industry

MIAMI--(BUSINESS WIRE)--February 26, 2010--NET TALK.COM, INC. (OTCBB:NTLK) today announced that it has entered into an agreement with an accredited institutional investor, raising up to an additional $5,000,000. Pursuant to the agreement, the Company agreed to issue to the investor shares of its Series A Convertible Preferred Stock and warrants exercisable for shares of common stock.

"We are most appreciative of the continuing confidence placed in us by our core investor who continues to support the implementation of our business,” said Anastasios “Takis” Kyriakides, Chairman of netTALK. “The new funding will be used to further grow the company, focusing on production, Sales and Marketing and expansion of the TK6000 telecommunications network, as well as, supporting services and products.”

The funding has been arranged via a private placement directly with an accredited institutional investor.

About NET TALK.COM, INC.

NET TALK.COM, INC. is a publicly traded company (OTCBB:NTLK) fully engaged in the distribution and sale of products supported by its digital voice service. netTALK's Patent Pending TK6000, the most versatile communication device on the market with the ability to connect directly to a router or the computer’s USB port, offers consumers free local and long distance calls to any landline or mobile phone in the U.S. and Canada from anywhere in the world.

FORWARD-LOOKING STATEMENTS

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHILE THESE STATEMENTS ARE MEANT TO CONVEY TO THE PUBLIC THE COMPANY'S PROGRESS, BUSINESS OPPORTUNITIES AND GROWTH PROSPECTS, READERS ARE CAUTIONED THAT SUCH FORWARD LOOKING STATEMENTS REPRESENT MANAGEMENT'S OPINION. WHILE MANAGEMENT BELIEVES SUCH REPRESENTATION TO BE TRUE AND ACCURATE BASED ON THE INFORMATION AVAILABLE TO THE COMPANY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED. THE COMPANY'S OPERATIONS AND BUSINESS PROSPECTS ARE ALWAYS SUBJECT TO RISKS AND UNCERTAINTIES.

CONTACT:
For NET TALK.COM, INC.
Media Contact:
Max Borges Agency
Jenny Coleman, Account Executive, 305-576-1171, ext. 24
jennycoleman@maxborgesagency.com